Exhibit 3.4

Constitution

—

Albemarle Wodgina Pty Ltd ACN 630 509 303

—

Constitution of Albemarle Wodgina Pty Ltd ACN 630 509 303

Preliminary		6
1.	Defined terms	6
2.	Interpretation	6
3.	Replaceable rules	7

Shares		7
4.	Rights	7
5.	Issue of Shares and other securities	7
6.	Buy-backs	7
7.	Commission and brokerage	7
8.	Trusts not recognised	7
9.	Joint holders	8
10.	Right to certificate	8
11.	Replacement of certificate	8
12.	Variation of class rights	8

Calls		9
13.	Calls	9
14.	Instalments	9
15.	Interest and expenses on calls	9
16.	Recovery of amounts due	9
17.	Differentiation	10
18.	Payment of calls in advance	10

Lien and forfeiture		10
19.	Lien	10
20.	Lien sale	11
21.	Forfeiture notice	11
22.	Forfeiture	11
23.	Liability of former Member	11
24.	Disposal of Shares	12

Transfer of Shares		12
25.	Transfer	12
26.	Transfer procedure	12
27.	Right to refuse registration	13
28.	Closure of Register	13

Transmission of Shares		13
29.	Title on death	13
30.	Transmission	13

Changes to share capital		14
31.	Dealing with share fractions	14

General meetings		14
32.	Calling general meeting	14
33.	Notice of general meeting	14

Proceedings at general meetings		15
34.	Member	15
35.	Quorum	15
36.	Chairperson	15
37.	Adjournment	16
38.	Decision on questions	16
39.	Taking a poll	16

Votes of Members		17
40.	Entitlement to vote	17
41.	Unpaid calls	17
42.	Joint holders	17
43.	Objections	17
44.	Votes by operation of law	17
45.	Votes by proxy	17
46.	Document appointing proxy	18
47.	Proxy in blank	18
48.	Lodgement of proxy	18
49.	Validity	19
50.	Representatives of corporations	19

Written resolutions		19
51.	Written resolutions	19

Appointment and removal of Directors		20
52.	Number of Directors	20
53.	Qualification	20
54.	Appointment and removal of Directors	20
55.	Additional and casual Directors	20
56.	Period of office	20
57.	Vacation of office	20

Remuneration of Directors		21
58.	Remuneration of non-Executive Directors	21
59.	Remuneration of Executive Directors	21
60.	Other payments to Directors	21
61.	Retirement benefits	21

Powers and duties of Directors		21
62.	Directors to manage Company	21

Proceedings of Directors		22
63.	Directors’ meetings	22

64.	Decision on questions	22
65.	Directors’ interests	22
66.	Alternate Directors	23
67.	Remaining Directors	23
68.	Chairperson	24
69.	Directors’ committees	24
70.	Written resolutions	24
71.	Validity of acts of Directors	24
72.	Minutes and Registers	25

Managing Director or Executive Director		25
73.	Appointment of Managing Director or Executive Director	25
74.	Powers	25

Local management		25
75.	Local management	25
76.	Appointment of attorneys and agents	26

Secretary		26
77.	Secretary	26

Seals		27
78.	Common Seal	27
79.	Duplicate Seal	27
80.	Share Seal	27

Inspection of records		27
81.	Times for inspection	27

Dividends and reserves		27
82.	Payment of dividends	27
83.	Interest	28
84.	Reserves	28
85.	Dividend entitlement	28
86.	Deductions from dividends	28
87.	Distribution of assets	28
88.	Payment	29
89.	Capitalisation of profits	29

Notices		29
90.	Service of notices	29
91.	Persons entitled to notice	30

Audit and accounts		30
92.	Company to keep accounts	30

Winding up		31
93.	Winding up	31

Payments by the Company		31
94.	Indemnity	31

Execution of documents		31
95.	Execution of documents	31

Preliminary

1.	Defined terms

1.1	In this Constitution:

Alternate Director means a person appointed as an alternate director under clause 66.

Auditor means the Company’s auditor, if any.

Company means Albemarle Wodgina Pty Ltd which name may be changed) ACN 630 509 303.

Constitution means the constitution of the Company as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth) as modified or amended from time to time.

Director includes any person occupying the position of director of the Company and, where appropriate, includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

dividend includes bonus.

Executive Director means a person appointed as an executive director under clause 73.

Managing Director means a person appointed as managing director under clause 73.1.

Member means a person whose name is entered for the time being on the Register or any branch register as the holder of one or more Shares.

Register means the register of Members of the Company.

Representative means a person appointed by a Member to act as its representative under clause 50.1 or under section 250D of the Corporations Act.

Seal means the Company’s common seal (if any).

Secretary means any person appointed by the Directors to perform any of the duties of a secretary of the Company.

Shares means shares of the Company.

1.2

In this Constitution, except where the context otherwise requires an expression in a clause of this Constitution has the same meaning as in the Corporations Act. Where the expression has more than one meaning in the Corporations Act and a provision of the Corporations Act deals with the same matter as a clause of this Constitution, that expression has the same meaning as in that provision.

2.	Interpretation

2.1	In this Constitution, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)

a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this Constitution, and a reference to this Constitution includes any schedule or annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, $A, dollar or $ is to Australian currency; and

(f)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions.

2.2	Headings are for ease of reference only and do not affect interpretation.

3.	Replaceable rules

To the extent permitted by law, the replaceable rules in the Corporations Act do not apply to the Company.

Shares

4.	Rights

Subject to this Constitution and to the terms of issue of Shares, all Shares attract the following rights, privileges and conditions:

(a)	the right to receive notice of and to attend and vote at all general meetings of the Company at one vote per Share;

(b)	the right to receive dividends;

(c)	in a winding up, the right to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the Share.

5.	Issue of Shares and other securities

5.1	Subject to this Constitution and the Corporations Act, the Directors may issue or dispose of Shares or other securities to persons:

(a)	on terms determined by the Directors;

(b)	at the issue price that the Directors determine; and

(c)	at the time that the Directors determine.

5.2	The Directors’ power under clause 5.1 includes the power to:

(a)	grant options to have Shares or other securities issued; and

(b)	issue Shares or other securities with:

(i)	any preferential, deferred or special rights, privileges or conditions;

(ii)	any restrictions in regard to dividend, voting, return of capital or otherwise; or

(c)	issue preference shares or other securities that are liable to be redeemed.

6.	Buy-backs

Subject to the Corporations Act, the Company may buy-back Shares on terms and at times determined by the Directors in their discretion.

7.	Commission and brokerage

Any brokerage or commission which may be paid by the Company may be made in cash, by the issue of Shares, by the grant of options over Shares, or by a combination of any of those methods or otherwise.

8.	Trusts not recognised

8.1

Except as required by law or as otherwise provided by this Constitution, the Company will not recognise any person as holding a Share on trust and the Company will not recognise any equitable, contingent, future or partial interest or any other right in respect of a Share except the registered holder’s absolute right of ownership.

8.2	Subject to the other clauses, this clause applies even if the Company has notice of the relevant trust, interest or right.

9.	Joint holders

9.1

If two or more persons are registered as the holders of a Share, they are taken to hold the Share as joint tenants with benefits of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

9.2	Any one of the joint holders of a Share may give effectual receipts for any dividend or return of capital payable to the joint holders.

10.	Right to certificate

10.1	Subject to the conditions of issue of any Shares or any class of Shares:

(a)	every Member is entitled free of charge to one certificate for all Shares registered in its name; and

(b)	a Member may request several certificates in reasonable denominations for different portions of its holding.

10.2

Subject to the conditions of issue of any Shares or any class of Shares, joint holders are entitled to a single certificate in their joint names in respect of each portion of their holding. The certificate will be sent to the joint holder whose name appears first in the Register.

10.3	The Company must issue a replacement certificate for Shares in accordance with the Corporations Act if:

(a)	the holder of the Shares is entitled to a certificate for those Shares;

(b)

satisfactory evidence has been received by the Company that the certificate for Shares previously issued has been stolen, lost or destroyed and has not been pledged, charged, sold or otherwise disposed of; and

(c)	the Member has undertaken in writing to the Company to return the certificate to the Company if it is found or received by the Member.

10.4	Every certificate for Shares must be issued and despatched in accordance with the Corporations Act.

11.	Replacement of certificate

The Directors may order worn out or defaced certificates to be cancelled and replaced by new certificates.

12.	Variation of class rights

12.1	The rights attached to any Shares in a class of Shares may, unless their terms of issue state otherwise, be varied or cancelled by a special resolution of the Company and:

(a)	with the written consent of the holders of 75% of the Shares of the class; or

(b)	with the sanction of a special resolution and passed at a separate meeting of the holders of Shares of the class.

12.2	The provisions of this Constitution relating to general meetings apply, with necessary changes, to separate class meetings as if they were general meetings except that:

(a)

a quorum is two persons holding or representing by proxy, attorney or Representative at least one-third of the Shares of the class or, if there is one holder of Shares in a class, that holder or person representing by proxy, attorney or Representative that holder; and

(b)	any holder of Shares of the class, present in person or by proxy, attorney or Representative may demand a poll.

12.3	The rights conferred on the holders of Shares of any class will not be taken to be varied by:

(a)	the issue of more Shares; or

(b)	the conversion of securities to new securities,

which rank equally with or in priority to those Shares, unless expressly provided by their respective terms of issue or the Corporations Act.

Calls

13.	Calls

13.1	Subject to the Corporations Act and the terms on which partly paid Shares are issued, the Directors may make calls on the holders of the Shares for any money unpaid on them.

13.2	A call is made when the resolution of the Directors authorising it is passed.

13.3	The Directors may require it to be paid by instalments.

13.4	The Directors may revoke or postpone a call before its due date for payment.

13.5	At least 10 business days before the due date for payment of a call, the Company must send to Members on whom the call is made a notice specifying:

(a)	the amount of the call;

(b)	the due date for payment; and

(c)	the place for payment.

13.6	A Member to whom notice of a call is given in accordance with this clause must pay to the Company the amount called in accordance with the notice.

13.7	Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.

13.8	Joint holders of Shares are jointly and severally liable to pay all calls in respect of their Shares.

14.	Instalments

If:

(a)	the Directors require a call to be paid by instalments; or

(b)	an amount becomes payable by the terms of issue of Shares, or at a time or in circumstances specified in the terms of issue,

then:

(c)	every instalment or the amount payable under the terms of issue of Shares is payable as if it were a call made by the Directors and as if they had given notice of it; and

(d)	the consequences of late payment or non-payment of an instalment or the amount payable under the terms of issue of Shares are the same as the consequences of late payment or non-payment of a call.

15.	Interest and expenses on calls
If	an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

(a)	interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 20% per annum); and

(b)	all expenses incurred by the Company as a consequence of the non-payment, but the Directors may waive payment of the interest and expenses in whole or in part.

16.	Recovery of amounts due
On	the hearing of any action for the recovery of money due for any call, proof that:

(a)	the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of Shares in respect of which the call was made;

(b)	the resolution making the call is duly recorded in the Directors’ minute book; and

(c)	notice of the call was given to the person sued,

will be conclusive evidence of the debt.

17.	Differentiation

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

18.	Payment of calls in advance

18.1	The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been called.

18.2	The Company may:

(a)	pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 20% per annum) agreed between the Member and the Directors; and

(b)	subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.

18.3

Payment of an amount in advance of a call does not entitle the paying Member to any dividend, benefit or advantage, other than the payment of interest under this clause, to which the Member would not have been entitled if it had paid the amount when it became due.

Lien and forfeiture

19.	Lien

19.1	The Company has a first and paramount lien on every partly paid Share for all money:

(a)	due and unpaid to the Company at a fixed time, in respect of the Share;

(b)	presently payable by the holder of the Share, or the holder’s estate, to the Company in respect of the Share; or

(c)	which the Company is required by law to pay in respect of the Share.

19.2	The Company’s lien extends to all dividends payable in respect of the Share.

19.3	Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company’s lien on the Share.

19.4	The Directors may declare a Share to be wholly or partly exempt from a lien.

19.5

If any law for the time being of any country, state or place imposes or purports to impose an immediate or contingent liability on the Company to make any payment or authorises a taxing authority or Government official to require the Company to make payment in respect of Shares or dividends or other moneys accruing or due to the Member:

(a)	the Member or, if the Member is deceased, the Member’s legal personal representative, indemnifies the Company in respect of any such payment or liability; and

(b)	subject to the Corporations Act, the Company:

(i)

has a lien on the Shares, dividends and other moneys payable in respect of the Shares, whether the Shares are held by the Member solely or jointly with another person or by the person’s legal personal representative, in respect of any payment made or liability incurred by the Company, together with reasonable expenses and interest on any payment made by the Company at a rate to be fixed by the Directors not exceeding 20% per annum from the date of payment by the Company to the date of repayment by the Member;

(ii)	may set off amounts so paid by the Company against amounts payable by the Company to the Member as dividends or otherwise; and

(iii)

may recover as a debt due from the Member or the Member’s legal personal representative the amount of all payments made by the Company together with reasonable expenses and interest at the rate and for the period referred to in clause 19.5(b)(i).

20.	Lien sale

If:

(a)	the Company has a lien on a Share for money presently payable; and

(b)	the Company has given the Member or the Member’s executors or administrators (as the case may be) holding the Share written notice demanding payment of the money; and

(c)	the Member fails to pay all of the money demanded,

then 14 or more days after giving the notice, the Directors may sell the Share in any manner determined by them.

21.	Forfeiture notice

21.1	The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay all or any of the following:

(a)	the unpaid amount;

(b)	any interest that has accrued; and

(c)	all expenses incurred by the Company as a consequence of the non-payment.

21.2	The notice under clause 21.1 must:

(a)	specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

(b)	state that if a Member does not comply with the notice, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

22.	Forfeiture

22.1	If a Member does not comply with a notice served under clause 21, then any or all of the Shares in respect of which the notice was given may be forfeited under a resolution of the Directors.

22.2	Unpaid dividends in respect of forfeited Shares will also be forfeited.

22.3	On forfeiture, Shares become the property of the Company and forfeited Shares may be sold, disposed of, or cancelled on terms determined by the Directors.

22.4	The Directors may, at any time before a forfeited Share is sold, disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.

22.5	Promptly after a Share has been forfeited:

(a)	notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture; and

(b)	the forfeiture and its date must be noted in the Register.

22.6	Omission or neglect to give notice of or to note the forfeiture as specified in clause 22.5 will not invalidate a forfeiture.

23.	Liability of former Member

23.1	The interest of a person who held Shares which are forfeited is extinguished but the former Member remains liable to pay:

(a)	all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited Shares; and

(b)	interest from the date of forfeiture until payment at a rate determined by the Directors (not exceeding 20% per annum).

23.2	A former Member’s liability to the Company ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the former Member in respect of the Shares.

24.	Disposal of Shares

24.1	The Company may:

(a)	receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share, or a Share sold under a lien sale; and

(b)	execute a transfer of the Share in favour of a person to whom the Share is sold or disposed of.

24.2	The purchaser of the Share:

(a)	is not bound to check the regularity of the sale or the application of the purchase price;

(b)	obtains title to the Share despite any irregularity in the sale; and

(c)	will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.

24.3

A statement signed by a Director and the Secretary that the Share has been regularly forfeited and sold or re-issued, or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the Share.

24.4	The net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

(a)	in payment of the costs of the sale;

(b)	in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited Share; and

(c)	in payment of any surplus to the former Member whose Share was sold.

Transfer of Shares

25.	Transfer

25.1	Subject to this Constitution, a Member may transfer the Shares held by that Member.

25.2	Shares may be transferred by:

(a)	a written transfer instrument in any usual or common form; or

(b)	any other form approved by the Directors.

25.3	A written transfer instrument referred to in clause 25.2 must be executed by or on behalf of the transferor and the transferee.

25.4	A transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares.

25.5	A transfer of Shares does not pass the right to any unpaid dividends or dividends declared on the Shares until such registration.

26.	Transfer procedure

26.1	Subject to clause 27, the Directors are not required to register a transfer of Shares unless:

(a)	the transfer is left at the Company’s registered office or the office of the Register;

(b)

the transfer is accompanied by a certificate for the Shares dealt with in the transfer, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

(c)	the Directors have been provided with any further information they reasonably require to establish the right of the person transferring the Shares to make the transfer.

26.2	Except where the issue of a certificate is to replace a lost or destroyed certificate, the Company must register all registrable transfer forms and issue certificates without charge.

27.	Right to refuse registration

27.1	Despite anything otherwise provided in this Constitution the Directors shall not decline to register any transfer of Shares nor suspend registration thereof:

(a)

where such transfer is in favour of a financier or any nominee of a financier and the transfer is as contemplated by, or pursuant to, any mortgage or charge of Shares or any call or other share option granted in favour of the financier; or

(b)

where such transfer is by or on behalf of a financier or any nominee of a financier in favour of any third party upon disposal or realisation of Shares following the financier having become entitled to exercise or enforce its rights under any such mortgage, charge and/or call or other option, and a certificate by any officer of the financier that the relevant transfer is within paragraph (a) or

(b)	above shall be conclusive evidence of that fact.

27.2	Subject to clause 27.1, the Directors may:

(a)	in their absolute discretion and without assigning any reason decline to register any transfer of Shares or other securities; and

(b)	in their absolute discretion refuse to register any transfer of Shares or other securities on which stamp duty or other taxes of a similar nature are payable but unpaid.

28.	Closure of Register

The transfer books and the Register may be closed for up to 30 days in each year.

Transmission of Shares

29.	Title on death

29.1	The legal personal representative of a deceased Member who was the sole holder of Shares is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

29.2	If a deceased Member was a joint holder of Shares, the other joint holder is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

29.3	The estate of the deceased Member will not be released from any liability to the Company in respect of the Shares.

29.4	The Company may register a transfer to a transferee who dies before the transfer is registered.

30.	Transmission

30.1

A person who becomes entitled to a Share in consequence of the death, lunacy or bankruptcy of a Member may, subject to producing to the Directors evidence of its entitlement which is satisfactory to the Directors, elect to:

(a)	be registered as the holder of the Share; or

(b)	transfer the Share to some other person nominated by it.

30.2	If the person who has become entitled to a Share:

(a)	elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by it; or

(b)	elects to transfer the Share, then the person must execute a transfer of the Share.

30.3

An election to be registered as a holder of a Share under clause 30.1(a) or a transfer of a Share from a Member or deceased Member under this clause is subject to the same limitations, restrictions and provisions of this Constitution as would apply if the election were a transfer or the transfer were made by the Member or deceased Member itself.

30.4	A person who:

(a)	has become entitled to a Share by operation of law; and

(b)	has produced evidence of its entitlement which is satisfactory to the Directors, is entitled to the dividends and other rights of the registered holder of the Share.

30.5	Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.

30.6	Any person who is registered under this clause must indemnify the Company against all liabilities, costs, losses and expenses incurred by the Company as a result of registering the person.

Changes to share capital

31.	Dealing with share fractions

For the purpose of giving effect to a conversion of all or any of the Shares into a larger or smaller number of Shares, the Directors may settle any difficulty which arises with respect to fractions of Shares as they think expedient and in particular may:

(a)	issue fractional certificates;

(b)	vest any fractions of Shares in trustees on such trusts for the persons entitled to the fractions of Shares as may seem expedient to the Directors; or

(c)

sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (subject to retention by the Company of small amounts where the cost of distribution would be disproportionate to the amounts involved) in due proportion among those Members and, for such sale, any Director may execute an instrument of transfer of the Shares to the purchaser.

General meetings

32.	Calling general meeting

32.1	Any Director may, at any time, call a general meeting.

32.2	A Member may only request the Directors to call and arrange to hold a general meeting in accordance with section 249D of the Corporations Act.

32.3	A Member may not call or arrange to hold a general meeting except under section 249E or 249F of the Corporations Act.

33.	Notice of general meeting

33.1	Subject to the provisions of the Corporations Act allowing general meetings to be held with shorter notice, at least 21 days written notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given) must be given to Members of any general meeting.

33.2	A notice calling a general meeting:

(a)	must specify the place, date and time of the meeting and, if the meeting is to be held in two or more places, the technology that will be used to facilitate this;

(b)	must state the general nature of the business to be transacted at the meeting;

(c)	must specify a place and facsimile number and may specify an electronic address or other electronic means for the purposes of proxy appointment or proxy appointment authorities;

(d)	if a special resolution is to be proposed at the meeting, must specify an intention to propose the special resolution and state the resolution; and

(e)	must comply with the Corporations Act.

33.3	A notice of an annual general meeting need not state that the business to be transacted at the meeting includes:

(a)	the consideration of the annual financial report, Directors’ report and Auditor’s report;

(b)	the election of directors; or

(c)	the appointment and fixing of the remuneration of the Auditor.

33.4

The Directors may postpone or cancel any general meeting whenever they think fit (other than a meeting called as the result of a request under clause 32.2). The Directors must give notice of the postponement or cancellation to all persons referred to in clause 91.1 entitled to receive notices from the Company.

33.5

The failure or accidental omission to send a notice of a general meeting (including a proxy appointment form) to any Member or the non-receipt of a notice (or form) by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

Proceedings at general meetings

34.	Member

In clauses 35, 36, 38 and 40, Member includes a Member present in person or by proxy, attorney or Representative.

35.	Quorum

35.1	No business may be transacted at a general meeting unless a quorum of Members is present when the meeting proceeds to business.

35.2	A quorum of Members is two Members unless there is only one Member, when a quorum is that Member.

35.3	If a quorum is not present within 30 minutes after the time appointed for a general meeting:

(a)	if the general meeting was called on the requisition of Members, it is automatically dissolved; or

(b)	in any other case:

(i)	it will stand adjourned to the same time and place 7 days after the general meeting, or to another day, time and place determined by the Directors; and

(ii)	if at the adjourned general meeting a quorum is not present within 30 minutes after the time appointed for the general meeting, it is automatically dissolved.

36.	Chairperson

36.1	The chairperson, or in the chairperson’s absence the deputy chairperson, of Directors’ meetings will be the chairperson at every general meeting of Members.

36.2	If:

(a)	there is no chairperson or deputy chairperson; or

(b)	neither the chairperson nor deputy chairperson is present within 15 minutes after the time appointed for holding the general meeting; or

(c)	the chairperson and deputy chairperson are unwilling to act as chairperson of the general meeting,

the Directors present may elect a chairperson of the general meeting of Members.

36.3	If no election is made under clause 36.2, then:

(a)	the Members may elect one of the Directors present as chairperson; or

(b)	if no Director is present or is willing to take the chair, the Members may elect one of the Members present as chairperson.

36.4	If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question.

37.	Adjournment

37.1	The chairperson of a general meeting at which a quorum is present:

(a)	in his or her discretion may adjourn the meeting with the meeting’s consent; and

(b)	must adjourn the meeting if the meeting directs him or her to do so.

37.2	An adjourned general meeting may take place at a different venue to the initial general meeting.

37.3	The only business that can be transacted at an adjourned general meeting is the unfinished business of the initial general meeting.

37.4

If a general meeting has been adjourned for more than 21 days, at least 3 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) of the adjourned meeting must be given to Members.

38.	Decision on questions

38.1	Subject to the Corporations Act in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

38.2	A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded in accordance with the Corporations Act.

38.3	The chairperson does not have a casting vote in addition to the chairperson’s votes as a Member, proxy, attorney or Representative.

38.4	Unless a poll is demanded:

(a)	a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and

(b)	an entry to that effect in the minutes of the meeting,

are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

38.5	The demand for a poll may be withdrawn.

38.6	A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

39.	Taking a poll

39.1	A poll will be taken when and in the manner that the chairperson directs.

39.2	The result of the poll will be the resolution of the meeting at which the poll was demanded.

39.3	The chairperson may determine any dispute about the admission or rejection of a vote.

39.4	The chairperson’s determination, if made in good faith, will be final and conclusive.

39.5	A poll demanded on the election of the chairperson or the adjournment of a general meeting must be taken immediately.

39.6	After a poll has been demanded at a general meeting, the general meeting may continue for the transaction of business other than the question on which the poll was demanded.

Votes of Members

40.	Entitlement to vote

40.1	Subject to this Constitution and to any rights or restrictions attaching to any class of Shares:

(a)	every Member may vote;

(b)	subject to clause 45.3, on a show of hands every Member has one vote; and

(c)	on a poll every Member has:

(i)	one vote for each fully paid Share; and

(ii)	voting rights pro rata to the issue price of a Share on each partly paid Share held by the Member.

40.2

If a Member is of unsound mind or is a person whose estate or property has had a personal representative, trustee or other person appointed to administer it, the Member’s personal representative, trustee or other person with the management of the Member’s estate or property may exercise any rights of the Member in relation to a meeting of Members as if the personal representative, trustee or other person was a Member.

41.	Unpaid calls

A Member is not entitled to vote or to be counted in a quorum unless all calls and other sums payable by the Member in respect of Shares have been paid.

42.	Joint holders

42.1	If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.

42.2	For the purposes of this clause, several executors or administrators of a deceased Member in whose sole name any Shares are registered will be taken to be joint holders of those Shares.

43.	Objections

43.1	An objection to the qualification of a voter may only be raised at the meeting or adjourned general meeting at which the voter tendered its vote.

43.2	An objection must be referred to the chairperson of the meeting, whose decision made in good faith is final.

43.3	A vote which the chairperson does not disallow under an objection is valid for all purposes.

44.	Votes by operation of law

A person who has satisfied the Directors not less than 24 hours before a general meeting that it is entitled to a Share by operation of law may exercise all rights attached to the Share in relation to a general meeting, as if the person were the registered holder of the Share.

45.	Votes by proxy

45.1	A Member who is entitled to vote at a general meeting of the Company may appoint not more than two proxies to attend and vote at the meeting on that Member’s behalf.

45.2	A proxy need not be a Member.

45.3	If a Member appoints one proxy, that proxy may, subject to the Corporations Act, vote on a show of hands.

45.4

If a Member appoints two proxies and the appointment does not specify the proportion or number of the Member’s votes, each proxy may exercise half the votes. However, neither proxy may vote on a show of hands.

45.5	A proxy may demand or join in demanding a poll.

45.6

A proxy may vote or abstain as he or she chooses except where the appointment of the proxy directs the way the proxy is to vote on a particular resolution. If an appointment directs the way the proxy is to vote on a particular resolution:

(a)	the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

(b)	if the proxy has two or more appointments that specify different ways to vote on the resolution - the proxy must not vote on a show of hands;

(c)	if the proxy is the chair - the proxy must vote on a poll, and must vote that way; and

(d)	if the proxy is not the chair - the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

46.	Document appointing proxy

46.1

An appointment of a proxy is valid if it is signed or authenticated in accordance with the Corporations Act by the Member making the appointment and contains the information required by subsection 250A(1) of the Corporations Act. The Directors may determine that an appointment of a proxy is valid even if it only contains some of the information required by section 250A(1) of the Corporations Act.

46.2	The Company may send a proxy appointment form to Members in a form which has been approved by the Directors or by the chairperson and the Managing Director.

46.3	A proxy’s appointment is valid at an adjourned general meeting.

46.4	A proxy or attorney may be appointed for all general meetings or for any number of general meetings or for a particular purpose.

46.5	Unless otherwise provided for in the proxy’s appointment or in any instrument appointing an attorney, the appointment of the proxy or the attorney will be taken to confer authority:

(a)	to vote on:

(i)	any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion; and

(ii)	any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the general meeting,

even though the appointment may specify the way the proxy or attorney is to vote on a particular resolution; and

(b)	to vote on any motion before the general meeting whether or not the motion is referred to in the appointment.

47.	Proxy in blank

If a proxy appointment is signed or authenticated by the Member but does not name the proxy or proxies in whose favour it is given, the chairperson may either act as proxy or complete the proxy appointment by inserting the name or names of one or more Directors or the Secretary.

48.	Lodgement of proxy

48.1

Subject to clause 48.3, the appointment of a proxy or attorney must be received by the Company, at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the general meeting (or the resumption of an adjourned general meeting) at which the appointee is to attend and vote.

48.2

If the appointment purports to be executed under a power of attorney or other authority, the original document or a certified copy of it must be received by the Company at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the general meeting (or the resumption of an adjourned general meeting).

48.3	The Company receives an appointment of a proxy or attorney or other authority under which it was signed when they are:

(a)	received at:

(i)	the Company’s registered office;

(ii)	a facsimile number at the Company’s registered office; or

(iii)	a place, facsimile number or electronic address specified for that purpose in the notice of general meeting; or

(b)	if the notice of general meeting specifies other electronic means by which a Member may give an appointment, received by the Company in accordance with the Corporations Act.

49.	Validity

A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:

(a)	died;

(b)	became mentally incapacitated;

(c)	revoked the proxy or power; or

(d)	transferred the Shares in respect of which the vote was cast,

unless any written notification of the death, unsoundness of mind, revocation or transfer was received by the Company before the relevant general meeting or adjourned general meeting.

50.	Representatives of corporations

50.1

Any Member, or Member’s proxy appointed under section 249X(1) of the Corporations Act, that is a corporation may appoint an individual as its representative as provided by the Corporations Act. If a Member corporation does so:

(a)	its representative may exercise at the relevant general meeting all the powers which the Member corporation could exercise if it were a natural person; and

(b)	when its representative is present at a meeting, the Member corporation is considered to be personally present at the meeting.

50.2

The chairperson of a general meeting may permit a person claiming to be a Representative to exercise his or her powers even if he or she has not produced a certificate evidencing his or her appointment, or may allow the Representative to vote on the condition that he or she subsequently establishes to the satisfaction of the chairperson of the general meeting his or her status as a Representative within a period prescribed by the chairperson of the general meeting.

50.3	The appointment of a Representative may set out restrictions on the Representative’s powers.

Written resolutions

51.	Written resolutions

51.1

The Company may pass a resolution without a general meeting being held if all the Members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. The resolution is passed when the last Member signs.

51.2	For the purposes of clause 51.1, separate copies of a document may be used for signing by Members if the wording is identical in each copy.

51.3	If the Company has one Member, the Company may pass a resolution by the Member recording it and signing the record.

51.4	Any document referred to in this clause may be in the form of a facsimile transmission.

51.5

Any written resolution passed in accordance with this clause satisfies any requirement in the Constitution or in the Corporations Act (to the extent permitted by the Corporations Act) that the resolution be passed at a general meeting.

Appointment and removal of Directors

52.	Number of Directors

52.1	Subject to the Corporations Act, the Company may by resolution passed at a general meeting increase the number of Directors.

52.2	Until the Company resolves otherwise there will be:

(a)	a minimum of one Director; and

(b)	a maximum of ten Directors.

53.	Qualification

Neither a Director nor an Alternate Director has to hold any Shares.

54.	Appointment and removal of Directors

54.1

The initial Directors of the Company are the persons who have consented to act as directors and are set out in the Company’s application for registration as a company. Those persons hold office subject to this Constitution.

54.2	The Company may by resolution passed in general meeting:

(a)	remove any Director; and

(b)	appoint another person in the Director’s place.

54.3

If the conduct or position of any Director is such that continuance in office appears to the majority of the Directors to be prejudicial to the interests of the Company, a majority of Directors at a meeting of the Directors specifically called for that purpose may suspend that Director.

54.4

Within 14 days of any suspension under clause 54.3, the Directors must call a general meeting, at which the Members may either confirm the suspension and remove the Director from office in accordance with clause 54.3 or annul the suspension and reinstate the Director.

55.	Additional and casual Directors

Subject to clause 52, the Directors may appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors.

56.	Period of office

A Director will continue to hold office until he or she dies or until his or her office is vacated under clause 57.

57.	Vacation of office

The office of a Director immediately becomes vacant if the Director:

(a)	is prohibited by the Corporations Act from holding office or continuing as a Director;

(b)	cannot manage the Company because of his or her mental incapacity and is a person whose estate or property has had a personal representative or trustee appointed to administer it;

(c)	resigns by notice in writing to the Company; or

(d)	is removed by a resolution of the Company.

Remuneration of Directors

58.	Remuneration of non-Executive Directors

58.1

The Directors (other than the Managing Director or an Executive Director) may be paid as remuneration for their services up to the aggregate maximum sum from time to time determined by the Company by ordinary resolution, or, if no such aggregate maximum sum has been so determined, $200,000 per annum.

58.2	The remuneration will be divided between the non-Executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally.

59.	Remuneration of Executive Directors

The remuneration of a Managing Director or of an Executive Director may from time to time be fixed by the Directors.

60.	Other payments to Directors

60.1

If a Director is required to perform services for the Company which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, then the Company may pay the Director a fixed sum determined by the Directors in addition to or instead of the Director’s remuneration under clause 58.1.

60.2

The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company’s business.

60.3

The Company may also pay a premium in respect of a contract insuring a person who is or has been a Director against a liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Act.

61.	Retirement benefits

61.1

Subject to the Corporations Act, the Company may give a person a benefit in connection with a Director’s retirement from a board or managerial office in the Company or a related body corporate of the Company.

61.2

Subject to the Corporations Act, the Company may enter into an agreement or contract with a person for the giving to the person or any other person of a benefit in connection with a Director’s retirement from a board or managerial office in the Company or a related body corporate of the Company.

Powers and duties of Directors

62.	Directors to manage Company

62.1

The business of the Company is managed by the Directors who may exercise all powers of the Company that this Constitution or the Corporations Act do not require to be exercised by the Company in general meeting.

62.2	Without limiting the generality of clause 62.1, the Directors may exercise all the powers of the Company to:

(a)	borrow money;

(b)	charge any property or business of the Company or all or any of its uncalled capital;

(c)	issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and

(d)	guarantee or to become liable for the payment of money or the performance of any obligation by or of any other person.

62.3	Each Director is authorised to act in the best interests of any holding company of the Company, including its ultimate holding company.

62.4

Clause 62.3 does not in any way operate, nor may be construed, so as to restrict or limit a Director from acting in a manner which, irrespective of clause 62.3, is in accordance with the Corporations Act and the general law (including the law relating to directors’ fiduciary duties).

Proceedings of Directors

63.	Directors’ meetings

63.1	A Director may at any time, and the Secretary must on the request of a Director, call a Directors’ meeting.

63.2

Subject to the Corporations Act, a Directors’ meeting may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion.

63.3	The Directors need not all be physically present in the same place for a Directors’ meeting to be held.

63.4	A Director who participates in a meeting held in accordance with clause 63.2 is taken to be present and entitled to vote at the meeting.

63.5

A Director can only withdraw his or her consent to the means of communication under clause 63.2 between Directors proposed for a Directors’ meeting if the Director does so at least 48 hours before the meeting.

63.6	Clause 63.2 applies to meetings of Directors’ committees as if all committee members were Directors.

63.7	The Directors may meet together, adjourn and regulate their meetings as they think fit.

63.8	At a meeting of Directors, a quorum is two Directors unless the Company has only one Director, when the quorum is that Director.

63.9

Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, the chairperson or the Managing Director may call a general meeting of Members to deal with the matter.

63.10	Notice of a meeting of Directors may be given in writing, or the meeting may be otherwise called using any technology consented to by all the Directors.

64.	Decision on questions

64.1

Subject to this Constitution, questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting and, subject to clause 65, each Director has one vote.

64.2	The chairperson of a meeting does not have a casting vote in addition to his or her deliberative vote if there is an equality of votes.

64.3	An Alternate Director has one vote for each Director for whom he or she is an alternate. If the Alternate Director is a Director, he or she also has a vote as a Director.

65.	Directors’ interests

65.1	As required by the Corporations Act, a Director must give the Directors notice of any material personal interest in a matter that relates to the affairs of the Company.

65.2	A Director or a body or entity in which a Director has a direct or indirect interest may:

(a)	enter into any agreement or arrangement with the Company;

(b)	hold any office or place of profit (other than auditor) in the Company; and

(c)	act in a professional capacity (other than as auditor) for the Company,

and the Director or the body or entity can receive and keep beneficially any remuneration, profits or benefits under any agreement or arrangement with the Company or from holding an office or place of profit in or acting in a professional capacity with the Company.

65.3	The fact that a Director holds office as a director, and has fiduciary obligations arising out of that office:

(a)	will not void or render voidable a contract made by a Director with the Company;

(b)	will not void or render voidable a contract or arrangement entered into by or on behalf of the Company and in which the Director may have any interest; and

(c)

will not require the Director to account to the Company for any profit realised by or under any contract or arrangement entered into by or on behalf of the Company and in which the Director may have any interest.

65.4	A Director may be or become a director or other officer of, or otherwise be interested in:

(a)	any related body corporate; or

(b)	any other body corporate promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise,

and is not accountable to the Company for any remuneration or other benefits received by the director or officer of, or from having an interest in, that body corporate.

65.5	A Director who has a material personal interest in a matter that is being considered at a Directors’ meeting must not:

(a)	be present while the matter is being considered at the meeting; or

(b)	vote on the matter,

unless permitted to do so by the Corporations Act, in which case the Director may:

(c)	be counted in determining whether or not a quorum is present at any meeting of Directors considering that contract or arrangement or a proposed contract or arrangement;

(d)	sign or countersign any document relating to that contract or arrangement or a proposed contract or arrangement; and

(e)	vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.

66.	Alternate Directors

66.1	A Director may, with the approval of a majority of the other Directors, appoint any person as his or her alternate for a period determined by that Director.

66.2	An Alternate Director is entitled to notice of Directors’ meetings and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

66.3	An Alternate Director is an officer of the Company and is not an agent of the appointor.

66.4	The provisions of this Constitution which apply to Directors also apply to Alternate Directors, except that Alternate Directors are not entitled to any remuneration from the Company.

66.5	The appointment of an Alternate Director may be revoked at any time by the appointor.

66.6	An Alternate Director’s appointment ends automatically when his or her appointor ceases to be a Director.

66.7	Any appointment or revocation under this clause must be effected by written notice delivered to the Secretary.

67.	Remaining Directors

67.1	The Directors may act even if there are vacancies on the board.

67.2	If the number of Directors is not sufficient to constitute a quorum at a Directors’ meeting, the Directors may act only to:

(a)	appoint a Director; or

(b)	call a general meeting.

68.	Chairperson

68.1	The Directors may elect a Director as chairperson of Directors’ meetings and may determine the period for which the chairperson will hold office.

68.2

If no chairperson is elected or if the chairperson is not present at any Directors’ meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be chairperson of the meeting.

68.3	The Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson’s absence.

69.	Directors’ committees

69.1	The Directors may delegate any of their powers to:

(a)	a committee of Directors;

(b)	a Director;

(c)	an employee of the Company; or

(d)	any other person.

69.2

A committee or person to which any powers have been delegated must exercise its powers in accordance with any directions of the Directors and a power exercised in that way is taken to have been exercised by the Directors.

69.3	A committee or person to which any powers have been delegated may be authorised to sub-delegate all or any of the powers for the time being vested in it.

69.4	The Directors may at any time revoke any delegation of power.

69.5

Meetings of any committee will be governed by the provisions of this Constitution which deal with Directors’ meetings so far as they are applicable and are not inconsistent with any directions of the Directors.

70.	Written resolutions

70.1

The Directors may pass a resolution without a Directors’ meeting being held if all the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. The resolution is passed when the last Director entitled to vote on the resolution signs.

70.2	For the purposes of clause 70.1, separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy.

70.3	If the Company has one Director, the Director may pass a resolution or make a declaration by recording it and signing the record.

70.4	Any document referred to in this clause may be in the form of a facsimile transmission or electronic notification.

70.5	This clause applies to meetings of Directors’ committees as if all members of the committee were Directors.

71.	Validity of acts of Directors

If it is discovered that:

(a)	there was a defect in the appointment of a person as a Director, Alternate Director or member of a Directors’ committee; or

(b)	a person appointed to one of those positions was disqualified,

all acts of the Directors or any Directors’ committee before the discovery was made are as valid as if the person had been duly appointed and was not disqualified.

72.	Minutes and Registers

72.1	The Directors must cause minutes to be made of:

(a)	the names of the Directors present at all general meetings, Directors’ meetings and meetings of Directors’ committees;

(b)	all proceedings and resolutions of general meetings, Directors’ meetings and meetings of Directors’ committees;

(c)	all resolutions passed by Directors in accordance with clause 70;

(d)	all orders made by the Directors and Directors’ committees; and

(e)	all disclosures of interests made under clause 65.

72.2

Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting of the relevant body, and if so signed will as between the Directors be conclusive evidence of the matters stated in such minutes.

Managing Director or Executive Director

73.	Appointment of Managing Director or Executive Director

73.1

The Directors may appoint a Director to the office of Managing Director or any other office (other than auditor) or employment under the Company for any period (but not for life) and on any terms as they think fit.

73.2	A Director (other than a Managing Director) appointed under clause 73.1 is referred to in this Constitution as an Executive Director.

73.3

The Directors may, subject to the terms of a Managing Director’s or Executive Director’s employment contract, suspend, remove or dismiss him or her from that office and appoint another Director in that place.

73.4	If a Managing Director or Executive Director ceases to be a Director, his or her appointment as Managing Director or Executive Director terminates automatically.

73.5	If a Managing Director or Executive Director is suspended from office, he or she will not be entitled to attend or vote at any meeting of Directors.

74.	Powers

74.1	The Directors may confer on a Managing Director or Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

74.2	The Managing Director and other Executive Directors are authorised to sub delegate all or any of the powers vested in them.

74.3	Any power conferred under this clause may be concurrent with or to the exclusion of the Directors’ powers.

74.4	The Directors may at any time withdraw or vary any of the powers conferred on a Managing Director or Executive Director.

Local management

75.	Local management

75.1	The Directors may provide for the management and transaction of the affairs of the Company in any places and in such manner as they think fit.

75.2	Without limiting clause 75.1 the Directors may:

(a)	establish local boards or agencies for managing any of the affairs of the Company in a specified place and appoint any persons to be members of those local boards or agencies; and

(b)	delegate to any person appointed under clause 75.2(a) any of the powers, authorities and discretions which may be exercised by the Directors under this Constitution,

on any terms and subject to any conditions determined by the Directors.

75.3	The Directors may at any time revoke or vary any delegation under this clause.

76.	Appointment of attorneys and agents

76.1	The Directors may from time to time by resolution or power of attorney executed in accordance with section 127 of the Corporations Act appoint any person to be the agent or attorney of the Company:

(a)	for the purposes;

(b)	with the powers, authorities and discretions (not exceeding those exercisable by the Directors under this Constitution);

(c)	for the period; and

(d)	subject to the conditions,

determined by the Directors.

76.2	An appointment by the Directors of an attorney or agent of the Company may be made in favour of:

(a)	any member of any local board established under this Constitution;

(b)	any company;

(c)	the members, directors, nominees or managers of any company or firm; or

(d)	any fluctuating body of persons whether nominated directly or indirectly by the Directors.

76.3	A power of attorney may contain such provisions for the protection and convenience of persons dealing with an attorney as the Directors think fit.

76.4	The Directors may appoint attorneys or agents by facsimile transmission, telegraph or cable to act for and on behalf of the Company.

76.5	An attorney or agent appointed under this clause may be authorised by the Directors to sub delegate all or any of the powers authorities and discretions for the time being vested in it.

Secretary

77.	Secretary

77.1	If required by the Corporations Act, there must be at least one secretary of the Company appointed by the Directors for a term and at remuneration and on conditions determined by them.

77.2	The Secretary (if any) is entitled to attend and be heard on any matter at all Directors’ and general meetings.

77.3	The Directors may, subject to the terms of the Secretary’s employment contract, suspend, remove or dismiss the Secretary.

Seals

78.	Common Seal

If the Company has a Seal:

(a)	the Directors must provide for the safe custody of the Seal;

(b)	the Seal must not be used without the authority of the Directors or a Directors’ committee authorised to use the Seal;

(c)

subject to clause 78(d), every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document; and

(d)

if the Company has only one Director who is also the only secretary of the Company, or if there is no Secretary, every document to which the Seal is affixed must be signed by the Director but need not be countersigned.

79.	Duplicate Seal

If the Company has a Seal, the Company may have one or more duplicate Seals of the Seal each of which:

(a)	must be a facsimile of the Seal with ‘Duplicate Seal’ on its face;

(b)	must only be used with the authority of the Directors or a Directors’ committee.

80.	Share Seal

80.1	If the Company has a Seal the Company may have a Share Seal which may be affixed to Share certificates.

80.2	The Share Seal (if any):

(a)	must be a facsimile of the Seal with ‘Share Seal’ or ‘Certificate Seal’ on its face; and

(b)	must only be used with the authority of the Directors or a Directors’ committee.

Inspection of records

81.	Times for inspection

81.1

Except as otherwise required by the Corporations Act, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

81.2

A Member other than a Director does not have the right to inspect any financial records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the Directors.

Dividends and reserves

82.	Payment of dividends

82.1	The Directors may:

(a)	declare that the Company pay interim or final dividends; or

(b)	determine that dividends are payable by the Company and fix the amount and time for and method of payment.

82.2

Subject to the Corporations Act, if the Directors determine that a dividend is payable under clause 82.1(b), they may amend or revoke the resolution to pay the dividend at any time before the date fixed for payment.

83.	Interest

The Company must not pay interest on a dividend.

84.	Reserves

84.1	The Directors may set aside out of profits an amount by way of reserves as they think appropriate to pay a dividend.

84.2	The Directors may apply the reserves for any purpose for which profits may be properly applied.

84.3	Pending any such application, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

84.4	The Directors may carry forward any undistributed profits without transferring them to a reserve.

85.	Dividend entitlement

85.1

Subject to the rights of persons (if any) entitled to Shares with special rights as to dividend, any dividend must be paid according to the amounts paid or credited as paid on the Shares in respect of which the dividend is paid.

85.2

All dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid, but if a Share is issued on terms providing that it will rank for dividend as from a particular date, that Share ranks for dividend accordingly.

85.3	An amount paid or credited as paid on a Share in advance of a call is not to be taken as paid or credited as paid for the purposes of clauses 85.1 and 85.2.

85.4	A transfer of Shares does not pass the right to any dividend declared or determined to be payable in respect of those Shares before the registration of a transfer.

86.	Deductions from dividends

The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

87.	Distribution of assets

87.1

The Directors may resolve that a dividend (interim or final) will be paid wholly or partly by the transfer or distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.

87.2	If a difficulty arises in making a transfer or distribution of specific assets, the Directors may:

(a)	deal with the difficulty as they consider expedient;

(b)	fix the value of all or any part of the specific assets for the purposes of the distribution;

(c)	determine that cash will be paid to any Members on the basis of the fixed value in order to adjust the rights of all the Members; and

(d)	vest any such specific assets in trustees as the Directors consider expedient.

87.3

If a transfer or distribution of specific assets to a particular Member or Members is illegal or, in the Directors’ opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the transfer or distribution of specific assets.

88.	Payment

88.1	Any dividend or other money payable in respect of Shares may be paid by:

(a)	cheque sent through the mail directed to:

(i)	the address of the Member shown in the Register or to the address of the joint holder of Shares shown first in the Register; or

(ii)	an address which the Member or joint holders has in writing notified the Company as the address to which dividends should be sent;

88.2	electronic funds transfer to an account with a bank or other financial institution nominated by the Member and acceptable to the Company; or

88.3	any other means determined by the Directors.

88.4	Any joint holder may give an effectual receipt for any dividend or other money paid in respect of Shares held by holders jointly.

89.	Capitalisation of profits

89.1	The Directors may resolve:

(a)	to capitalise profits and apply the sum capitalised; and

(b)	that the sum be applied, in any of the ways mentioned in clause 89.2, for the benefit of Members, or persons who have applied for Shares, in the proportions determined by the Directors.

89.2 The ways in which a sum may be applied for the benefit of Members under clause 89.1 are:

(a)	in paying up any amounts unpaid on Shares held or to be held by Members;

(b)	in paying up in full Shares or debentures to be issued to Members as fully paid; or

(c)	partly as mentioned in clause 89.2(a) and partly as mentioned in clause 89.2(b).

89.3	The Directors must do all things necessary to give effect to a resolution under clause 89.1 and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a)	issue fractional certificates or make cash payments in cases where Shares or debentures become issuable in fractions; and

(b)	authorise any person to make, on behalf of all the Members entitled to a benefit on the capitalisation, an agreement with the Company providing for:

(i)	the issue to them, credited as fully paid up, of any such further Shares or debentures; or

(ii)

the payment by the Company on their behalf of the amount or any part of the amount remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under the authority of clause 89.3(b) is effective and binding on all the Members concerned.

Notices

90.	Service of notices

90.1	Notice may be given by the Company to any person who is entitled to notice under this

Constitution by:

(a)	serving it on the person;

(b)

sending it by post, facsimile transmission or electronic notification to the person at the person’s address shown in the Register or the address supplied by the person to the Company for sending notices to the person;

(c)	if it is a notice of meeting, giving it in accordance with section 249J(3) of the Corporations Act; or

(d)	if the notice is to a Member and the Member whose address is not recorded in the Register, posting it on a noticeboard at the Company’s registered office.

90.2	A notice sent by post is taken to be served:

(a)	by properly addressing, prepaying and posting a letter containing the notice; and

(b)	on the day after the day on which it was posted.

90.3	Subject to the Corporations Act, a notice sent by facsimile transmission or electronic notification is taken to be served:

(a)	by properly addressing the facsimile transmission or electronic notification and transmitting it; and

(b)	on the day after its despatch.

90.4	A notice posted on a noticeboard at the Company’s registered office is taken to be served

24 hours after it is posted on the board.

90.5	A notice may be given by the Company to joint holders by giving the notice to the joint holder whose name appears first in the Register.

90.6

Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice served in accordance with this clause on the person from whom it derives its title.

90.7	A Share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

(a)	in the case of a Member whose address recorded in the Register is not in Australia, by airmail post; and

(b)	in any other case, by ordinary post,

and is at the risk of the addressee as soon as it is given or posted.

90.8	A Member whose address recorded in the Register is not in Australia may specify in writing an address in Australia for the purposes of clause 90.

90.9

A certificate in writing signed by a Director, Secretary or other officer of the Company that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

90.10	Subject to the Corporations Act, the signature to a written notice given by the Company may be written or printed.

90.11	All notices sent by post outside Australia must be sent by prepaid airmail post.

91.	Persons entitled to notice

91.1	Notice of every general meeting must be given to:

(a)	every Member;

(b)	every Director and Alternate Director; and

(c)	any Auditor.

91.2	No other person is entitled to receive notice of a general meeting.

Audit and accounts

92.	Company to keep accounts

The Directors must cause the Company to keep written financial records in relation to the business of the Company in accordance with the requirements of the Corporations Act.

Winding up

93.	Winding up

93.1	Nothing in this clause prejudices the rights of the holders of Shares issued on special terms and conditions.

93.2	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:

(a)	divide among the Members in kind all or any of the Company’s assets; and

(b)	for that purpose, determine how he or she will carry out the division between the different classes of Members,

but may not require a Member to accept any Shares or other securities in respect of which there is any liability.

93.3

The liquidator may, with the sanction of a special resolution of the Company, vest all or any of the Company’s assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.

Payments by the Company

94.	Indemnity

94.1

To the extent permitted by law and subject to the restrictions in section 199A of the Corporations Act, the Company indemnifies every person who is or has been an officer of the Company or a subsidiary of the Company against:

(a)	any liability (other than a liability for legal costs); or

(b)	reasonable legal costs incurred in defending an action for a liability, incurred by that person as an officer of the Company or subsidiary.

94.2

The amount of any indemnity payable under clause 94.1 will include an additional amount ( GST Amount) equal to any GST payable by the officer being indemnified ( Indemnified Officer) in connection with the indemnity (less the amount of any input tax credit claimable by the Indemnified Officer in connection with the indemnity). Payment of any indemnity which includes a GST Amount is conditional upon the Indemnified Officer providing the Company with a GST tax invoice for the GST Amount.

94.3	For the purposes of this clause, officer means:

(a)	a Director; or

(b)	a Secretary.

Execution of documents

95.	Execution of documents

The Company may execute a document:

(a)	in accordance with section 127(1) of the Corporations Act;

(b)	if the Company has a Seal, in accordance with section 127(2) of the Corporations Act and clauses 78, 79 and 80; or

(c)	in any other way approved by the Directors and permitted by law.